UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2026

MiNK Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40908	82-2142067
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Fifth Avenue Suite 500
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 994-8250

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	INKT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

In response to recent investor inquiries regarding third-party postings concerning potential combination trials involving agenT-797, MiNK Therapeutics, Inc. (the “Company”) is providing the following clarification:

The Company is actively engaged in discussions with multiple parties regarding potential combination trials involving agenT-797, its proprietary allogeneic iNKT cell therapy, as well as potential strategic minority investments in the Company. The Company believes these discussions reflect growing interest in the Company’s platform, including its potential application in areas of significant unmet medical need such as critical illness.

The Company has not publicly disclosed any binding arrangements with respect to potential combination trials or strategic investments.

Forward-Looking Statements

This filing contains forward-looking statements within the meaning of the federal securities laws, including statements regarding potential combination trials or strategic investments for agenT-797. These statements involve risks and uncertainties, including those described under “Risk Factors” in MiNK’s most recent SEC filings. MiNK undertakes no obligation to update these statements except as required by law and acknowledges there can be no assurance that the Company will enter into any referenced binding agreements on favorable terms or at all.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 27, 2026	By:	/s/ Jennifer S. Buell
Jennifer S. Buell, Ph.D., Chief Executive Officer